Filed Pursuant to Rule 433
                                                    Registration No.: 333-129159

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-422-2006.

                         THE SERIES 2006-4 CERTIFICATES


                       Initial          Pass-
                      Principal        Through
       Class          Balance(1)        Rate                Principal Types               Interest Types            CUSIP

----------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class I-A-1            $295,387,000    5.750%     Senior, Sequential Pay             Fixed Rate                  94983B AA 7
Class I-A-2             $29,940,000    5.750%     Super Senior, Accretion Directed,  Fixed Rate                  94983B AB 5
                                                  Sequential Pay
Class I-A-3             $15,000,000    5.750%     Super Senior, Sequential Pay       Accrual, Fixed Rate         94983B AC 3
Class I-A-4                $625,000    5.750%     Super Senior Support, Sequential   Accrual, Fixed Rate         94983B AD 1
                                                  Pay
Class I-A-5             $68,000,000      (2)      Super Senior, Accretion Directed,  Floating Rate               94983B AE 9
                                                  Targeted Amortization
Class I-A-6                     (3)      (2)      Senior, Notional Amount            Inverse Floating Rate,      94983B AF 6
                                                                                     Interest Only
Class I-A-7              $2,103,000    5.750%     Senior, Accretion Directed,        Accrual, Fixed Rate         94983B AG 4
                                                  Companion
Class I-A-8             $63,093,000    5.750%     Senior, Accretion Directed,        Fixed Rate                  94983B AH 2
                                                  Sequential Pay
Class I-A-9              $7,010,000    5.750%     Senior, Accretion Directed,        Fixed Rate                  94983B AJ 8
                                                  Sequential Pay
Class I-A-10             $2,304,000    5.750%     Senior, Sequential Pay             Accrual, Fixed Rate         94983B AK 5
Class I-A-11            $15,835,000    5.750%     Senior, Lockout                    Fixed Rate                  94983B AL 3
Class I-A-12            $55,000,000    5.750%     Super Senior, Lockout              Fixed Rate                  94983B AM 1
Class I-A-13             $5,360,000    5.750%     Super Senior Support, Lockout      Fixed Rate                  94983B AN 9
Class I-A-14            $16,500,000    5.750%     Senior, Sequential Pay             Fixed Rate                  94983B AP 4
Class I-A-R                    $100    5.750%     Senior, Sequential Pay             Fixed Rate                  94983B AQ 2
Class I-A-PO             $1,782,198    0.000%     Senior, Ratio Strip                Principal Only              94983B AR 0
Class II-A-1           $157,087,000    6.000%     Super Senior, Pass-Through         Fixed Rate                  94983B AS 8
Class II-A-2           $157,087,000    5.500%     Super Senior, Pass-Through         Fixed Rate                  94983B AT 6
Class II-A-3            $20,846,000    5.750%     Super Senior Support, Pass-Through Fixed Rate                  94983B AU 3
Class II-A-PO            $1,142,115    0.000%     Senior, Ratio Strip                Principal Only              94983B AV 1
Class I-B-1             $16,900,000    5.750%     Subordinated                       Fixed Rate                  94983B AW 9
Class I-B-2              $3,320,000    5.750%     Subordinated                       Fixed Rate                  94983B AX 7
Class I-B-3              $2,113,000    5.750%     Subordinated                       Fixed Rate                  94983B AY 5
Class II-B-1             $8,584,000    5.750%     Subordinated                       Fixed Rate                  94983B AZ 2
Class II-B-2             $2,102,000    5.750%     Subordinated                       Fixed Rate                  94983B BA 6
Class II-B-3             $1,401,000    5.750%     Subordinated                       Fixed Rate                  94983B BB 4
Non-Offered Certificates
Class I-B-4              $1,207,000    5.750%     Subordinated                       Fixed Rate                  94983B BC 2
Class I-B-5                $905,000    5.750%     Subordinated                       Fixed Rate                  94983B BD 0
Class I-B-6              $1,207,968    5.750%     Subordinated                       Fixed Rate                  94983B BE 8
Class II-B-4               $701,000    5.750%     Subordinated                       Fixed Rate                  94983B BF 5
Class II-B-5               $701,000    5.750%     Subordinated                       Fixed Rate                  94983B BG 3


Class II-B-6               $700,743    5.750%     Subordinated                       Fixed Rate                  94983B BH 1

--------------------------
(1) Approximate. The initial principal balances are subject to adjustment.
(2) The following table describes the methodology for determining the pass-through rate for each class of floating rate certificates.


                 Initial Pass-        Pass-Through            Minimum Pass-       Maximum Pass-
Class            Through Rate         Rate Formula            Through Rate        Through Rate
---------------------------------------------------------------------------------------------------
Class I-A-5*        5.420%            LIBOR + 0.700%             0.700%              5.750%
Class I-A-6         0.330%            5.050% - LIBOR             0.000%              5.050%

* In addition, under certain circumstances, the Class I-A-5 Certificates are entitled to amounts received under the yield maintenance agreement.
(3) The Class I-A-6 Certificates are interest only certificates, have no principal balance and will bear interest on their notional amount, initially approximately $68,000,000.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates


     Group I-A Certificates

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-3 and Class I-A-4 Certificates, the applicable Accrual Distribution Amounts will be distributed, sequentially, as follows:

            first, to the Class I-A-2 Certificates; and

            second, concurrently, to the Class I-A-3 and Class I-A-4 Certificates, pro rata.

     II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-7 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, to the Class I-A-5 Certificates, up to the TAC Principal Amount for such Distribution Date; and

      second, to the Class I-A-7 Certificates.

     III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-10 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, sequentially, up to $30,845 for such Distribution Date, as follows:

            (a) to the Class I-A-5 Certificates, up to the TAC Principal Amount for such Distribution Date;

            (b) to the Class I-A-7 Certificates; and

            (c) to the Class I-A-5 Certificates;

      second, sequentially, to the Class I-A-8 and Class I-A-9 Certificates, up to $701,030 for such Distribution Date;

      third, to the Class I-A-5 Certificates, up to the TAC Principal Amount for such Distribution Date; and

      fourth, sequentially, to the Class I-A-7, Class I-A-5, Class I-A-8, Class I-A-9 and Class I-A-10 Certificates.

     IV. On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates), sequentially, as follows:

      first, to the Class I-A-R Certificates;

      second, concurrently, to the Class I-A-12 and Class I-A-13 Certificates, pro rata, up to the Priority Amount 1 for such Distribution Date;

      third, concurrently, as follows:

          (a) approximately 69.3009071398%, sequentially, as follows:

              (i) to the Class I-A-1 Certificates; and

              (ii) concurrently, as follows:

                   (A) approximately 73.4149681785%, sequentially, as follows:

                        (1) to the Class I-A-2 Certificates; and

                        (2) concurrently, to the Class I-A-3 and Class I-A-4
                  Certificates, pro rata; and

                   (B) approximately 26.5850318215% to the Class I-A-14 Certificates; and

          (b) approximately 30.6990928602%, sequentially, as follows:

              (i) to the Class I-A-11 Certificates, up to the Priority Amount 2 for such Distribution Date;

              (ii) sequentially, up to an amount that, when combined with the amount distributed pursuant to priority first of the allocation of the Accrual Distribution Amount for the Class I-A-10 Certificates, does not exceed $30,845 for such Distribution Date, as follows:

                   (A) to the Class I-A-5 Certificates, up to the TAC Principal Amount for such Distribution Date;

                   (B) to the Class I-A-7 Certificates; and

                   (C) to the Class I-A-5 Certificates;

              (iii) sequentially, to the Class I-A-8 and Class I-A-9 Certificates, up to an amount that, when combined with the amount distributed pursuant to priority second of the allocation of the Accrual Distribution Amount for the Class I-A-10 Certificates, does not exceed $701,030 for such Distribution Date;

              (iv) to the Class I-A-5 Certificates, up to the TAC Principal Amount for such Distribution Date; and

              (v) sequentially, to the Class I-A-7, Class I-A-5, Class I-A-8, Class I-A-9, Class I-A-10 and Class I-A-11 Certificates; and

      fourth, concurrently, to the Class I-A-12 and Class I-A-13 Certificates, pro rata.

      Group II-A Certificates

     On each Distribution Date occurring prior to the applicable Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates), concurrently, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, pro rata.

     The "TAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class I-A-5 Certificates (the "TAC Certificates") to the percentage of the initial Principal Balance of the TAC Certificates shown in the table appearing in Appendix I with respect to such Distribution Date.

     The "Priority Amount 1" for any Distribution Date means the sum of (A) the product of (1) the Scheduled Principal Amount, (2) the Shift Percentage and (3) the Priority Percentage 1 and (B) the product of (1) the Unscheduled Principal Amount, (2) the Prepayment Shift Percentage and (3) the Priority Percentage 1.

     The "Priority Percentage 1" means the sum of the Principal Balances of the Class I-A-12 and Class I-A-13 Certificates divided by the Pool Balance (Non-PO Portion) for Loan Group I.

     The "Priority Amount 2" for any Distribution Date means the lesser of (i) the product of (A) 95.00% and (B) the amount available to be distributed to the Class A Non-PO Certificates of Group I pursuant to IV. priority third clause (b) and (ii) the product of (A) the amount available to be distributed to the Class A Non-PO Certificates of Group I pursuant to IV. priority third clause (b), (B) the Prepayment Shift Percentage and (C) the Priority Percentage 2.

     The "Priority Percentage 2" means (a) the sum of (i) the Principal Balance of the Class I-A-11 Certificates and (ii) $3,167,000 divided by (b) the sum of the Principal Balances of the Class I-A-5, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10 and Class I-A-11 Certificates.

     The "Scheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount," but without such amounts being multiplied by the applicable Class A Percentage.

     The "Unscheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount," but without such amounts being multiplied by the applicable Class A Prepayment Percentage.

     The "Shift Percentage" for any Distribution Date will be the percentage indicated below:


                                                                     Shift
                        Distribution Date Occurring In            Percentage
--------------------------------------------------------------------------------
April 2006 through March 2011                                           0%
April 2011 and thereafter                                             100%


     The "Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                  Prepayment
                                                                     Shift
                        Distribution Date Occurring In            Percentage
--------------------------------------------------------------------------------
April 2006 through March 2011                                           0%
April 2011 through March 2012                                          30%
April 2012 through March 2013                                          40%
April 2013 through March 2014                                          60%
April 2014 through March 2015                                          80%
April 2015 and thereafter                                             100%

Appendix I

The following table sets forth for each Distribution Date the targeted Principal Balances for the TAC Certificates expressed as a percentage of the initial Principal Balance of the TAC Certificates.

Targeted Principal Balances as Percentages of Initial Principal Balance of TAC Certificates

                            Percentage
                            of Initial
                            Principal
Distribution Date            Balance
-----------------            -------

April 2006 ............     99.93982078%
May 2006 ..............     99.87957053
June 2006 .............     99.81924896
July 2006 .............     99.75885568
August 2006 ...........     99.69839038
September 2006 ........     99.63785269
October 2006 ..........     99.57724228
November 2006 .........     99.51655879
December 2006 .........     99.45580190
January 2007 ..........     99.39497122
February 2007 .........     99.33406640
March 2007 ............     99.27308710
April 2007 ............     99.21203297
May 2007 ..............     99.15090365
June 2007 .............     99.06026644
July 2007 .............     98.92090222
August 2007 ...........     98.73336057
September 2007 ........     98.49821934
October 2007 ..........     98.21608421
November 2007 .........     97.88758815
December 2007 .........     97.51339099
January 2008 ..........     97.09417881
February 2008 .........     96.63066347
March 2008 ............     96.12358194
April 2008 ............     95.57369577
May 2008 ..............     94.98179035
June 2008 .............     94.34867438
July 2008 .............     93.67517907
August 2008 ...........     93.00583560
September 2008 ........     92.34489416
October 2008 ..........     91.69392144
November 2008 .........     91.05285688
December 2008 .........     90.42164037
January 2009 ..........     89.80021204
February 2009 .........     89.18851246
March 2009 ............     88.58648249
April 2009 ............     87.99406337
May 2009 ..............     87.41119668
June 2009 .............     86.83782431
July 2009 .............     86.27388854

August 2009 ...........     85.71933194
September 2009 ........     85.17409746
October 2009 ..........     84.63812834
November 2009 .........     84.11136819
December 2009 .........     83.59376091
January 2010 ..........     83.08525077
February 2010 .........     82.58578232
March 2010 ............     82.09530049
April 2010 ............     81.61375046
May 2010 ..............     81.14107781
June 2010 .............     80.67722838
July 2010 .............     80.22214835
August 2010 ...........     79.77578419
September 2010 ........     79.33808272
October 2010 ..........     78.90899106
November 2010 .........     78.48845659
December 2010 .........     78.07642706
January 2011 ..........     77.67285050
February 2011 .........     77.27767525
March 2011 ............     76.89084993
April 2011 ............     76.68198659
May 2011 ..............     76.48120006
June 2011 .............     76.28844049
July 2011 .............     76.10365834
August 2011 ...........     75.92680438
September 2011 ........     75.75782968
October 2011 ..........     75.59668556
November 2011 .........     75.44332365
December 2011 .........     75.29769585
January 2012 ..........     75.15975438
February 2012 .........     75.02945171
March 2012 ............     74.90674057
April 2012 ............     74.83432579
May 2012 ..............     74.76795837
June 2012 .............     74.70149028
July 2012 .............     74.63492106
August 2012 ...........     74.56825021
September 2012 ........     74.50147724
October 2012 ..........     74.43460168
November 2012 .........     74.36762302
December 2012 .........     74.30054077
January 2013 ..........     74.23335443
February 2013 .........     74.16606352
March 2013 ............     74.09866752
April 2013 ............     74.03116591
May 2013 ..............     73.96355824
June 2013 .............     73.89584396
July 2013 .............     73.82802256
August 2013 ...........     73.76009353
September 2013 ........     73.69205637
October 2013 ..........     73.62391054

November 2013 .........     73.55565553
December 2013 .........     73.48729082
January 2014 ..........     73.41881588
February 2014 .........     73.35023018
March 2014 ............     73.28153319
April 2014 ............     73.21272438
May 2014 ..............     73.14380322
June 2014 .............     73.07476916
July 2014 .............     73.00562166
August 2014 ...........     72.93636019
September 2014 ........     72.86698418
October 2014 ..........     72.79749310
November 2014 .........     72.72788640
December 2014 .........     72.65816352
January 2015 ..........     72.58832388
February 2015 .........     72.51836697
March 2015 ............     72.44829218
April 2015 ............     72.37809899
May 2015 ..............     72.30778678
June 2015 .............     72.23735503
July 2015 .............     72.16680313
August 2015 ...........     72.09613054
September 2015 ........     71.80641593
October 2015 ..........     71.15132231
November 2015 .........     70.49964474
December 2015 .........     69.85136006
January 2016 ..........     69.20644529
February 2016 .........     68.56261165
March 2016 ............     67.90705541
April 2016 ............     67.25491641
May 2016 ..............     66.60617144
June 2016 .............     65.96079744
July 2016 .............     65.31877144
August 2016 ...........     64.68007062
September 2016 ........     64.04467225
October 2016 ..........     63.41255374
November 2016 .........     62.78369263
December 2016 .........     62.15806657
January 2017 ..........     61.53565332
February 2017 .........     60.91643078
March 2017 ............     60.30037694
April 2017 ............     59.68746991
May 2017 ..............     59.07768796
June 2017 .............     58.47100941
July 2017 .............     57.86741275
August 2017 ...........     57.26687653
September 2017 ........     56.66937946
October 2017 ..........     56.07490035
November 2017 .........     55.48341809
December 2017 .........     54.89491174
January 2018 ..........     54.30936041

February 2018 .........     53.72674334
March 2018 ............     53.14703991
April 2018 ............     52.57022956
May 2018 ..............     51.99629187
June 2018 .............     51.42520650
July 2018 .............     50.85695324
August 2018 ...........     50.29151196
September 2018 ........     49.72886266
October 2018 ..........     49.16898544
November 2018 .........     48.61186050
December 2018 .........     48.05746810
January 2019 ..........     47.50578868
February 2019 .........     46.95680271
March 2019 ............     46.41049081
April 2019 ............     45.86683366
May 2019 ..............     45.32581207
June 2019 .............     44.78740694
July 2019 .............     44.25159925
August 2019 ...........     43.71837009
September 2019 ........     43.18770066
October 2019 ..........     42.65957224
November 2019 .........     42.13396618
December 2019 .........     41.61086397
January 2020 ..........     41.09024718
February 2020 .........     40.57209746
March 2020 ............     40.05639656
April 2020 ............     39.54312631
May 2020 ..............     39.03226866
June 2020 .............     38.52380562
July 2020 .............     38.01771929
August 2020 ...........     37.51399191
September 2020 ........     37.01260574
October 2020 ..........     36.51354315
November 2020 .........     36.01678663
December 2020 .........     35.52231871
January 2021 ..........     35.03012204
February 2021 .........     34.54017934
March 2021 ............     34.05247343
April 2021 ............     33.56055635
May 2021 ..............     33.07088454
June 2021 .............     32.58344078
July 2021 .............     32.09820799
August 2021 ...........     31.61516910
September 2021 ........     31.13430719
October 2021 ..........     30.65560538
November 2021 .........     30.17904691
December 2021 .........     29.70461507
January 2022 ..........     29.23229322
February 2022 .........     28.76206485
March 2022 ............     28.29391349
April 2022 ............     27.82782275

May 2022 ..............     27.36377632
June 2022 .............     26.90175800
July 2022 .............     26.44175163
August 2022 ...........     25.98374113
September 2022 ........     25.52771052
October 2022 ..........     25.07364387
November 2022 .........     24.62152534
December 2022 .........     24.17133916
January 2023 ..........     23.72306963
February 2023 .........     23.27670113
March 2023 ............     22.83221812
April 2023 ............     22.38960512
May 2023 ..............     21.94884671
June 2023 .............     21.50992756
July 2023 .............     21.07283243
August 2023 ...........     20.63754610
September 2023 ........     20.20405347
October 2023 ..........     19.77233947
November 2023 .........     19.34238913
December 2023 .........     18.91418752
January 2024 ..........     18.48771979
February 2024 .........     18.06297118
March 2024 ............     17.63992696
April 2024 ............     17.21857249
May 2024 ..............     16.79889316
June 2024 .............     16.38087450
July 2024 .............     15.96450203
August 2024 ...........     15.54976135
September 2024 ........     15.13663816
October 2024 ..........     14.72511821
November 2024 .........     14.31518727
December 2024 .........     13.90683121
January 2025 ..........     13.50003597
February 2025 .........     13.09478754
March 2025 ............     12.69107197
April 2025 ............     12.28887535
May 2025 ..............     11.88818387
June 2025 .............     11.48898375
July 2025 .............     11.09126127
August 2025 ...........     10.69500279
September 2025 ........     10.30019472
October 2025 ..........      9.90682352
November 2025 .........      9.51487569
December 2025 .........      9.12433782
January 2026 ..........      8.73519656
February 2026 .........      8.34743857
March 2026 ............      7.96105063
April 2026 ............      7.57601950
May 2026 ..............      7.19233207
June 2026 .............      6.80997522
July 2026 .............      6.42893593

August 2026 ...........      6.04920121
September 2026 ........      5.67075813
October 2026 ..........      5.29359381
November 2026 .........      4.91769543
December 2026 .........      4.54305019
January 2027 ..........      4.16964540
February 2027 .........      3.79746835
March 2027 ............      3.42650646
April 2027 ............      3.05674712
May 2027 ..............      2.68817782
June 2027 .............      2.32078609
July 2027 .............      1.95455949
August 2027 ...........      1.58948566
September 2027 ........      1.22555225
October 2027 ..........      0.86274699
November 2027 .........      0.50105765
December 2027 .........      0.14047202
January 2028 and thereafter  0.00000000